UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Janus Detroit Street Trust

(Name of Registrant as Specified in Its Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

New messages for outreach – Janus Henderson

Good [morning/afternoon/evening] [fname],

This is [agent] with Alliance Advisors regarding your investment.

We know you have been receiving a significant number of text messages from us, but only a few days remain to cast your vote! The Special Meeting polls close on [ ], and we have not received your vote.

Please vote your shares now and further text messages will stop.

[Individual Link Here]

We can’t thank you enough for your partnership.

If you wish to avoid additional outreach or need any assistance, please contact us at 1-855-206-2309.

[For more information, you may also view the following video featuring an important message from [First Last Name], [Title] of Janus Henderson Investors: [Insert Video Link here]]

STOP to END.

—

Good [morning/evening/afternoon] [fname],

This is [agent] with Alliance Advisors regarding your investment.

Only a few days remain to cast your vote. The Special Meeting polls close on [ ], and we have not received your vote. Please take a moment (less than two minutes) to exercise your right to vote.

Vote now and further contact will stop.

[Individual Link Here]

Thank you for your partnership.

If you wish to prevent additional outreach or need assistance, please contact us at 1-855-206-2309.

[For more information, you may also view the following video featuring an important message from [First Last Name], [Title] of Janus Henderson Investors: [Insert Video Link here]]

STOP to END.

Insert JHI Logo	Insert QR Code

Insert Shareholder Name & Address

Dear Shareholder,

We are writing regarding the upcoming Special Meeting of Shareholders for your Janus Henderson ETF. The Special Meeting polls close on [ ], and we have not received your vote. Please take a moment (less than two minutes) to exercise your right to vote.

Vote Today Using the QR Code Above

To make voting as convenient as possible, a QR code is provided at the top of this letter. We strongly encourage you to scan the QR code and submit your vote as soon as possible so that your shares can be represented and counted for this meeting.

Vote now and further contact will stop.

If you would like to speak with a live proxy voting specialist, please call our proxy solicitor, Alliance Advisors, LLC at 1-855-206-2309.

Thank you for your partnership.

Sincerely,

Janus Henderson Shareholder Services